Exhibit 99.1

•MESTEK, INC.

      260 North Elm Street Westfield, MA 01085 (413) 568-9571 www.mestek.com

Contact: John E. Reed

(413) 568-9571

Westfield Massachusetts
November 12, 2004

Mestek today reported its third quarter 2004 results of operations:

MESTEK INC. (MCC) Quarter ended September 30:	2004	2003
Revenues from continuing operations	$103,007,000	$98,024,000
Net income before unusual items (Non-GAAP Financial Measure)	2,927,000	2,966,000
Environmental Litigation/Remediation income (charges) (net of tax)	11,049,000	(10,715,000)
Plant Shutdown charges (net of tax)	(69,000)	(99,000)
Met-Coil Bankruptcy related (charges) income	5,457,000	(1,624,000)
Other Non-Operating Gains (net of tax)	1,200,000	---
Net Income (Loss) (GAAP Financial Measure)	$20,564,000	($9,472,000)
Basic earnings per share:
Net income before unusual items (Non-GAAP Financial Measure)	$0.34	$0.34
Environmental Litigation/Remediation income (charges) (net of tax)	1.29	(1.23)
Plant Shutdown charges (net of tax)	(0.01)	(0.01)
Met-Coil Bankruptcy related (charges) income	0.63	(0.19)
Other Non-Operating Gains (net of tax)	0.14	---
Net Income (Loss) (GAAP Financial Measure)	$2.39	($1.09)
Diluted earnings per share:
Net income before unusual items (Non-GAAP Financial Measure)	$0.34	$0.34
Environmental Litigation/Remediation income (charges) (net of tax)	1.28	(1.23)
Plant Shutdown charges (net of tax)	(0.01)	(0.01)
Met-Coil Bankruptcy related (charges) income	0.63	(0.19)
Other Non-Operating Gains (net of tax)	0.14	---
Net Income (Loss) (GAAP Financial Measure)	$2.38	($1.09)
Nine months ended September 30:
Revenues from continuing operations	$296,123,000	$273,511,000
Net income before unusual items (Non-GAAP Financial Measure)	7,495,000	5,823,000
Environmental Litigation/Remediation income (charges) (net of tax)	10,668,000	(21,770,000)
Plant Shutdown charges (net of tax)	(584,000)	(568,000)
Met-Coil Bankruptcy related (charges) income	996,000	(1,624,000)
Other Non-Operating Gains (net of tax)	1,200,000	---
Net (loss) (GAAP Financial Measure)	$19,775,000	($ 18,139,000)
Basic and Diluted earnings per share:
Net income before unusual items (Non-GAAP Financial Measure)	$0.86	$0.67
Environmental Litigation/Remediation income (charges) (net of tax)	1.23	(2.50)
Plant Shutdown charges (net of tax)	(0.06)	(0.06)
Met-Coil Bankruptcy related (charges) income	0.11	(0.19)
Other Non-Operating Gains (net of tax)	0.14	---
Net (loss) (GAAP Financial Measure)	$2.28	($2.08)

John E Reed, Chairman and C. E. O., indicated the unusually large non-recurring gains for the quarter, totaling about $16.5 million were caused principally by reductions in prior accruals relating to environmental and litigation expense expected to be incurred in settlement of claims and remediation but now reduced by collection of insurance proceeds. He also noted that for the nine months ended September 30, revenues increased by 8% over the same period in 2003 and net income before unusual items (non-GAAP) increased by 29%, despite pressure on margins caused by rapid advances in raw material prices.

Net Income Before Unusual Items (a “Non-GAAP Financial Measure”) for the quarters ended September 30, 2004 and 2003 represent the Company’s after tax earnings exclusive of items which the Company believes are unusual in nature. Management believes that the unusual items identified, while not necessarily “nonrecurring”, are sufficiently anomalous to warrant the presentation of a separate financial measure which allows investors to evaluate the Company’s performance exclusive of these items. The unusual items consist of (1) disproportionately large Environmental Litigation and Remediation charges in 2003 and income in 2004 (relating in 2004 principally to recoveries under insurance contracts) relating to a release of pollutants by the Company’s Met-Coil subsidiary prior to the Company’s acquisition in 2000 of that subsidiary, (2) Plant Shutdown charges associated with the closure activity of manufacturing facilities in Bishopville, South Carolina (King National), Scranton, Pennsylvania (Anemostat), and Milford, Ohio (ACD) (3) professional fees and tax benefits related to the Met-Coil bankruptcy proceedings and (4)other one time non-operating gains in the quarter ended September 30, 2004.

The environmental and subsidiary bankruptcy charges relate to the Chapter 11 bankruptcy reorganization process successfully completed in September of 2004 by the Company’s Met-Coil subsidiary which resolved a number of long-standing environmental litigation matters. Met-Coil emerged from Chapter 11 successfully reorganized, as explained more fully in the Company’s public filings with the Securities and Exchange Commission.

        INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS — This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to management’s good faith expectations and beliefs, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of the Company to control. Forward-looking statements are made based upon management’s expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

        The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

        Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of news release. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstance after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances. For additional information about risks and uncertainties that could adversely affect the Company’s forward-looking statements, please refer to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2003.